AGREEMENT BETWEEN
                        649.COM, INC. AND MILLMEDIA, S.A.


649.com, Inc. ("649.com"), and MillMedia, S.A. ("MillMedia"), agree to the following terms and conditions regarding Internet and related services ("Services"):

1.     MILLMEDIA'S  RESPONSIBILITIES

MillMedia will arrange and manage an Internet connection for the 649.com, Inc. server(s). MillMedia will house 649.com's computer in secure accommodations and will arrange and manage on behalf of and as instructed by 649.com, data processing services, offices, technical aspects and other professional services as required by 649.com.

2.     COSTS  AND  TERM

a.     Basic  Service:  649.com  agrees  to  compensate  MillMedia for providing
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those services expressed in this agreement, at the annual rate equivalent to the annual rental costs of the office/server site, staff costs and professional costs, and any additional costs incurred on behalf of 649.com, Inc.'s operations including sales and taxes, office lease, duties, and services imposed by any authority, government or government agency.

b.     Term:  The  initial  term  of  this  agreement will be two years and will
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commence from the date of this agreement.  Unless terminated as provided by this
Agreement, the agreement shall thereafter automatically renew for successive year to year terms.

c.     Taxes:  MillMedia  will  pay for any and all sales and use taxes, duties,
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or  levies  imposed  by  any  authority,  government  or  government  agency  in connection with the Internet Services, including property taxes and MillMedia's income taxes.

3.     INDEMNIFICATION

649.com, Inc. hereby agrees to defend, indemnify, and hold MillMedia from and against any and all claims, damages, judgements, penalties, costs, and expenses (including attorney fees and court costs now or hereafter arising from the enforcement of this clause) arising directly or indirectly from all work and/or services conducted or performed on behalf of 649.com, Inc. Liability for payment of any services, leases, etc. incurred by MillMedia as a result of this Agreement, is the sole responsibility of 649.com, Inc.

4.     GENERAL

a. MillMedia shall not assign or transfer any rights or obligations under this Agreement without 649.com's prior written approval;


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b.     Breach  of  any  contract  provision  by  MillMedia can only be waived in writing;

c. Waiver of any breach by MillMedia shall not be deemed to be a waiver of any other breach;

d. This agreement constitutes the entire agreement between the parties with respect to Internet Services, and cannot be modified without the express written consent of all parties;

e. Neither 649.com nor MillMedia has made any promise, representation, or warranty, explicit or implied, not set forth in this contract;

f. If any portion of this agreement is held by a Court of competent jurisdiction or mutually agreed on authority, to be invalid, void, or unenforceable, the remainder will nevertheless continue in full force without impairment or invalidation;

g. This agreement shall be governed and interpreted by the laws of Texas applicable to such contracts entirely made and performed in said jurisdiction and venue.

5.     NONDISCLOSURE

MillMedia hereby acknowledges and agrees that all information disclosed to MillMedia by 649.com, whether written or oral, relating to 649.com's business activities, its customer names, addresses, all operating plans, information relating to its existing services, new or envisioned 649.com products or services and the development thereof, scientific, engineering, or technical information, 649.com's marketing or product promotional material, including brochures, product literature, plan sheets, and any and all reports generated to customers, or to MillMedia with regard to customers, unpublished list of names, and all information relating to 649.com's order processing, pricing, cost and quotations, and any and all information relating to 649.com's relationship with customers and MillMedia, is considered confidential information, and is proprietary to, and is considered the invaluable trade secret of 649.com (collectively "Confidential Information").

MillMedia understands that 649.com desires to keep such Confidential Information in the strictest confidence, and that MillMedia's agreement to do so is a continuing condition of the receipt and possession of Confidential Information, and a material provision of this agreement, and a condition that shall survive the termination of this Agreement. Consequently, MillMedia shall use Confidential Information for the sole purpose of performing its obligations as provided herein. MillMedia agrees:

i) not to disclose Confidential Information to future or existing competitors;

ii) to limit dissemination of Confidential Information to only those MillMedia employees who have a need to know such Confidential Information in order perform their duties as set forth herein;


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iii)  to  return  Confidential  Information,  including  all  copies and records thereof, to 649.com upon receipt of a request from 649.com, or termination of the agreement as provided herein, whichever occurs first.

6.     NONCOMPETITION

a. MillMedia covenants and agrees that MillMedia will not directly or indirectly, own, manage, operate, join, control or work for or permit the use of its name by, or be connected in any manner with, any Lottery business activity which is directly competitive with any aspect of the business of 649.com, Inc. (as set forth in the business plan delivered to MillMedia herewith), which is the same business of 649.com, Inc. as previously conducted, and as said business may evolve in the ordinary course between the date of this Agreement and its termination whether said business is conducted by 649.com or any successor or assign.

b.     Applicability.  The  parties  hereto  agree  that  the provisions of this
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Agreement  extend  to  the  employees  and  officers  of  their  respective companies/businesses. Said principals further agree to provide the requisite internal security of the subject data within their respective organizations and with respect to any and all additional sources who may be parties to the transactions or proposed transactions.

7.     OPTION  TO  PURCHASE

649.com shall have the option of purchasing the assets of MillMedia at the price of $1.00 (one U.S. dollar).

8.     ATTORNEYS'  FEES

Should any party hereto reasonably retain counsel for the purpose of enforcing or preventing the breach of this Agreement, including, but not limited to, instituting any arbitration or any action at law or in equity, including an action for declaratory relief or for any other judicial remedy, then if said matter is settled by judicial determination (which term includes arbitration), the prevailing party (whether at trial or appeal), shall be entitled, in addition to such other relief as may be granted, to be reimbursed by the losing party for all costs and expenses incurred thereby, including, but not limited to reasonable attorneys' fees and costs for the services rendered to such prevailing party.

IN WITNESS WHEREOF, the parties hereto, agreeing to be bound hereby, execute this Agreement on this 1st day of November 1999.


/s/  Larry Burbidge                             /s/  Larry Burbidge
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Pres and CEO                                   Pres
----------------------------                  -------------------------------

Name  &  Title                                Name  &  Title
on  behalf  of  649.com,  Inc.                on  behalf  of  MillMedia,  S.A.